RESTATED ARTICLES OF INCORPORATION

                          OF

             FIRST MANISTIQUE CORPORATION


     The following Restated Articles of Incorporation are executed by the undersigned corporation pursuant to the provisions of Sections 641-651, Act 284, Public
Acts of 1972, as amended.

     1. The present name of the corporation, and its only name since its incorporation is First Manistique Corporation.

     2.   The corporation identification number
          (CID) assigned by the bureau is 063-316.

     3.   All of the former names of the corporation are:  None

     4. The date of filing the original Articles of Incorporation was December 6, 1974.

     5.   The following Restated Articles of
          Incorporation supersede the original
          Articles of Incorporation, as heretofore amended, and shall be the Articles of Incorporation of the corporation.

                       ARTICLE I

          The name of the corporation is First Manistique Corporation.

                      ARTICLE II

          The purpose or purposes for which the
corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan, as amended from time to time, and including without limitation the power to act as a bank holding company as permitted by the Federal Bank Holding
Company Act of 1956, as amended, or hereafter supplemented or amended.

                      ARTICLE III

          The total authorized shares:

     1.        Common Shares     2,000,000
                                 ----------
               Preferred Shares     25,000
                                  ---------

     2.   A statement of all or any of the
          relative rights, preferences and
          limitations of the shares of each class
          is as follows:

          The Board of Directors may cause the
          Corporation to issue Preferred Shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these
          Articles of Incorporation.

                      ARTICLE IV

     1. The address of the current registered office is: 130 South Cedar Street, P.O. Box 369,
          Manistique, Michigan 49854, which is also the mailing address of the current registered office.

     2.   The name of the current resident agent is:  Ronald G. Ford

                       ARTICLE V

          When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing
3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement, agree to a compromise or arrangement, or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                      ARTICLE VI

          A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director, except for liability:
(a) for any breach of the director's duty of loyalty to the Corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(c) resulting from a violation Section 551(1) of the Michigan Business Corporation Act; or (d) for any transaction from which the director derived an improper personal benefit. In the event the Michigan Business
Corporation Act is amended, after approval by the shareholders of this Article VII, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Michigan
Business Corporation Act, as so amended. Any repeal, modification or adoption of any provision in these Articles of Incorporation inconsistent with this Article VI shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, modification or adoption.


          These Restated Articles of incorporation were duly adopted by the Board of Directors without a vote of the shareholders in accordance with the provisions of Section 642, Act 284, Public Acts of 1972, as amended. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

     Signed this 28th day of December, 1995.


                           FIRST MANISTIQUE
                           CORPORATION


                           By:  /s/ Ronald G. Ford
                            --------------------------
                                     (Name)

                           Its:   President & CEO
                            --------------------------

               CERTIFICATE OF AMENDMENT
           TO THE ARTICLES OF INCORPORATION


          Pursuant to the provisions of Act 284, Public
Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

     1.   The present name of the corporation is: First Manistique Corporation

     2.   The identification number assigned by the Bureau is:  063 316

     3.   The location of the registered office is:

                           130 South Cedar
                           P.O. Box 369
                           Manistique, MI 49854

     4.   The following amendments to the
          Articles of Incorporation were duly
          adopted on the 23rd day of April, 1996.
          The amendments were duly adopted in
          accordance with Section 611(2) of the
          Act by the vote of the shareholders.
          The necessary votes were cast in favor
          of the amendments.

     Article III of the Corporation's Articles of
Incorporation is hereby amended to read as follows:

                      ARTICLE III

     The total number of shares of all classes of stock which the corporation shall have authority to issue is 6,500,000 shares, of which 6,000,000 shares shall be of a single class of common stock and 500,000 shares shall be series preferred stock.

     The authorized shares of common stock
are all of one class with equal voting power, and each such share shall be equal to every other such share.
The Board of Directors of the corporation may cause the corporation to issue preferred shares in one or more series, each series to bear a distinctive designation and to have such relative rights and preferences as shall be prescribed by resolution of the Board. Such resolutions, when filed, shall constitute amendments to these Articles of Incorporation.

     A new Article VII is added to the Corporation's
Articles of Incorporation and reads as follows:

                      ARTICLE VII

                  BOARD OF DIRECTORS

     Section 1.  Authority and Size of Board.
The business and affairs of the corporation shall be
managed by or under the direction of the Board of
Directors.  The number of directors of       the
corporation that shall constitute the Board of Directors shall be determined from time to time by resolution adopted by the affirmative vote of:

        A.   At least eighty percent (80%) ofthe Board of Directors, and

        B.   A majority of the Continuing Directors (as hereinafter defined).

     Section 2.  Classification of Board and
Filling of Vacancies.  Subject to applicable law, the
directors shall be divided into three (3) classes, each
class to be as nearly equal in number as      possible.
At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their successors shall be duly elected and qualified or their resignation or removal. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by an affirmative vote of a majority of the Continuing Directors (as hereinafter defined) and an eighty percent (80%) majority of all of the directors then in office, although less than a quorum, and any director so chosen shall hold office until the next election of the class for which the director was chosen and until his successor shall be duly elected and qualified or his resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 3.  Removal of Directors.
Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law or by these Articles of Incorporation or the Bylaws of the corporation), any one or more directors of the corporation may be removed at any time, with or without cause, but only by either
(i) the affirmative vote of a majority of the Continuing Directors and at least eighty percent (80%) of the Board of Directors or (ii) the affirmative vote, at a meeting of the shareholders called for that purpose, of the holders of at least eighty percent
(80%) of the voting power of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors (the
"Voting Stock") voting together as a single class.

     Section 4.  Certain Definitions.  For the purposes of this Article VII:

          A.   A "person" shall mean any
               individual, firm, corporation or
               other entity.

          B.   "Interested Shareholder" shall mean
               any person, other than the
               corporation or any Subsidiary, who
               or which:

                  (i) is the beneficial
                owner, directly or
                indirectly, of ten percent
                (10%) or more of the voting
                power of the outstanding
                Voting Stock; or

                  (ii) is an Affiliate of
                the corporation and at any
                time within the two (2) year
                period immediately prior to
                the date  in  question was
                the beneficial owner,
                directly or indirectly, of
                ten percent (10%) or more of
                the voting power of the then
                outstanding Voting Stock; or

                  (iii) is an assignee of or
                has otherwise succeeded to
                any shares of Voting Stock
                which were at any time
                within the two (2) year
                period immediately prior to
                the date in question
                beneficially owned by any
                Interested Shareholder, if
                such assignment or
                succession shall have
                occurred in the course of a
                transaction or series of
                transactions not involving a
                public offering within the
                meaning of the Securities
                Act of 1933.

     C.   A person shall be a "beneficial owner" of any Voting Stock:

                  (i)  which such person or
                 any of its Affiliates or
                 Associates (as hereinafter
                 defined) beneficially
                 owns, directly or
                 indirectly; or

                  (ii) which such person or
                 any of its Affiliates or
                 Associates has (a) the
                 right to acquire (whether
                 such right is exercisable
                 immediately or only after
                 the passage of time),
                 pursuant to any agreement,
                 arrangement or
                 understanding or upon the
                 exercise of conversion
                 rights, exchange rights,
                 warrants or
                 options, or otherwise, or
                 (b) the right to vote
                 pursuant to any agreement,
                 arrangement or
                 understanding; or

                   (iii) which are
                 beneficially owned,
                 directly or indirectly, by any
                 other person with which such
                 person or any of its
                 Affiliates or Associates
                 has any agreement, arrangement
                 or understanding for the
                 purpose of acquiring,
                 holding, voting or
                 disposing of any shares of
                 Voting Stock.

     D.   For the purposes of determining whether
          a person is an Interested Shareholder
          pursuant to paragraph B of this Section
          4, the number of shares of Voting Stock
          deemed to be outstanding shall include
          shares deemed owned through
          application of paragraph C of this
          Section 4 but
          shall not include any
          other shares of Voting Stock which may
          be issuable pursuant to any agreement,
          arrangement or understanding, or upon
          exercise of conversion rights, warrants
          or options, or otherwise.

     E.   "Affiliate" or "Associate" shall have
          the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
          Exchange Act of 1934, as in effect on
          the date this Article of the Articles of Incorporation is filed with the
          Corporation Division of the Michigan
          Department of Commerce.

     F.   "Subsidiary" means any corporation of
          which a majority of any class of equity
          security is owned, directly or
          indirectly, by the corporation;
          provided, however, that for the purposes of the definition of Interested
          Shareholder set forth in paragraph B of
          this Section 4, the term "Subsidiary"
          shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

      G.  "Continuing Director" means any member
          of the Board of Directors of the
          corporation (the "Board") who is
          unaffiliated with the Interested
          Shareholder and was a member of the
          Board prior to the time that the
          Interested Shareholder became an
          Interested Shareholder, and any
          successor of a Continuing Director who
          is unaffiliated with the Interested
          Shareholder and is recommended to
          succeed a Continuing Director by a
          majority of Continuing Directors then on the Board.

     Section 5.  Powers of Continuing Directors.
A majority of the Continuing Directors of the corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including without limitation (i) whether a person is an Interested
Shareholder, (ii) the number of shares of Voting Stock beneficially owned by any person and (iii) whether a person is an Affiliate or Associate of another; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this
Article VII.

     Section 6.  Nominations for Board.
Nominations for the election of directors may be made
by the Board of Directors or by a shareholder entitled
to vote in the election of directors.  A shareholder
entitled to vote in the election of directors, however,
may make such a nomination only if written notice of
such shareholder's intent to do so has been given,
either by personal      delivery or by United States
mail, postage prepaid, and received by the corporation
(a) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting (or, if the date of the annual meeting is changed by more than twenty (20) days from such anniversary date, within ten (10) days after the date the corporation mails or otherwise gives notice of the date of such meeting), and (b) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth

(10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the corporation.

     Each shareholder's notice of intent to make a nomination shall set forth: (i) the name(s) and address(es) of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder
(a) is a holder of record of stock of the corporation entitled to vote at such meeting, (b) will continue to hold such stock through the date on which the meeting is held, and (c) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons
(naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under Section 14 of the Securities Exchange
Act of 1934, as amended, as now in effect or hereafter modified; and (v) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such proposed nominee to serve as a director.

     No person shall be eligible for election as a director unless nominated (i) by a shareholder in accordance with the foregoing procedure or (ii) by the Board of Directors.

          A new Article VIII is added to the
Corporation's Articles of Incorporation and reads as follows:

                     ARTICLE VIII

         NOTIFICATION OF SHAREHOLDER PROPOSALS

     The Board of Directors of the corporation shall
submit for consideration and vote by the shareholders,
at annual meetings of the shareholders, only those
proposals that are first brought       before the
meeting by or at the direction of the Board of
Directors, or by any shareholder entitled to vote at
such meeting (a) who submits to the corporation a
timely Notice of Proposal in     accordance with the
requirements of this Article VIII and the proposal is a proper subject for action by shareholders under Michigan law, or (b) whose proposal is included in the corporation's proxy materials in compliance with all the requirements set forth in the applicable rules and regulations in the Securities and Exchange Commission.

     Each shareholder's Notice of Proposal shall set forth:

            (a)  The name and address of the
          shareholder submitting the proposal, as
          they appear on the corporation's books
          and records;

            (b)  A representation that the
          shareholder (i) is a holder of record of stock of the corporation entitled to vote at such meeting, (ii) will continue to hold such stock through the date on which the meeting is held, and (iii) intends to appear in person or by proxy at the meeting to submit the proposal for shareholder vote;

               (c)  A brief description of the
          proposal desired to be submitted to the
          meeting for shareholder vote and the
          reasons for conducting such business at
          the meeting; and

               (d)  A description of any financial
          or other interest of such shareholder in the proposal.

     A Notice of Proposal must be given, either by
personal delivery or by United States mail, postage
prepaid, and received by the corporation not less than
thirty (30) days prior to the date of the originally
scheduled meeting, regardless of any adjournments
thereof to a later date; provided that, if less than
forty (40) days' notice of the meeting of shareholders
is given by       the corporation, the Notice of
Proposal must be received by the corporation not later than the close of business on the tenth (10th) day following the date on which the notice of the scheduled meeting was first mailed to the shareholders.

     The secretary of the corporation shall
notify a shareholder in writing whether his or her Notice of Proposal has been made in accordance with all the requirements of this Article VIII. The chairman of the meeting may refuse to acknowledge the proposal of any shareholder not made in compliance with all such requirements.

     A new Article IX is added to the Corporation's
Articles of Incorporation and reads as follows:

                      ARTICLE IX

         AMENDMENT OF ARTICLES VII, VIII OR IX

     Notwithstanding anything contained in
these Articles of Incorporation to the contrary, the
affirmative vote of at least 80% of the outstanding
shares of voting stock of the corporation,       voting
as a single class, shall be required to amend or repeal
Article VII, Article VIII or Article IX of these
Articles of Incorporation or to adopt any provision
inconsistent therewith, unless, such amendment or
repeal or inconsistent provision has been recommended
for approval by at least 80% of all directors then
holding office and by a majority of the Continuing
Directors.        The term "Continuing Directors" is
defined in Article VII.

     A new Article X is added to the Corporation's
Articles of Incorporation and reads as follows:

                       ARTICLE X

          BOARD EVALUATION OF CERTAIN OFFERS

     Section 1.  Matters to be Evaluated.
The Board of Directors of this corporation shall not
approve, adopt or recommend any offer of any person or
entity, other than the corporation, to make a tender or
exchange offer for any capital stock of the
corporation, to merge or consolidate the corporation
with any other entity or to purchase or otherwise
acquire all or substantially all of the assets or
business of the corporation unless and until the Board
of Directors shall have first evaluated the offer and
determined that the offer would be in compliance with
all applicable laws and that the offer is in the best
interests of the corporation and its shareholders.  In
connection with its evaluation as to compliance
with laws, the Board of Directors may seek and rely
upon an opinion of legal counsel independent from the
offeror and it may test such compliance with      laws
in any state or federal court or before any state or
federal administrative agency which may have
appropriate jurisdiction.  In connection with its
evaluation as to the best interests of the
corporation and its shareholders, the Board of
Directors shall consider all factors which it deems
relevant, including without limitation:  (i) the
adequacy and fairness of the consideration to      be
received by the corporation and/or its shareholders
under the offer considering historical trading prices
of the corporation's stock, the price that might be
achieved in a negotiated sale of the corporation as a
whole, premiums over trading prices which have been
proposed or offered with respect to the securities of
other companies in the past in connection with similar
offers and      the future prospects for this
corporation and its business; (ii) the potential social
and economic impact of the offer and its consummation
on this corporation, and its subsidiaries and their
respective employees, depositors and other customers
and vendors; (iii) the potential social and economic
impact of the offer and its consummation on the
communities in which the corporation and any
subsidiaries operate or are located; (iv) the business
and financial condition and earnings prospects of the
proposed acquiror or acquirors; and (v) the competence,
experience and      integrity of the proposed acquiror
or acquirors and its or their management.

     Section 2.  Amendment, Repeal, etc.
Notwithstanding any other provision of these Articles of Incorporation or the Bylaws of the corporation to the contrary (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of the corporation), the affirmative vote of the holders of eighty percent (80%) or more of the outstanding shares of capital stock entitled to vote for the election of directors, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with this Article X; provided, however, that this Section 2 of Article X shall be of no force or effect if the proposed amendment, repeal or other action has been recommended for approval by at least eighty percent (80%) of all directors then holding office.

                             Signed this 25th day of April, 1996.


                             By:  /s/Ronald G. Ford
                             -------------------------
                             Ronald G. Ford, President
                             and Chief Executive Officer

               CERTIFICATE OF AMENDMENT
           TO THE ARTICLES OF INCORPORATION


          Pursuant to the provisions of Act 284, Public
Acts of 1972, as amended, the undersigned corporation executes the following Certificate:

     1.   The present name of the corporation is: First Manistique Corporation

     2.   The identification number assigned by the Bureau is:  063 316

     3.   The location of the registered office is:

                              130 South Cedar
                              Manistique, MI 49854

     4. The following amendments to the Articles of Incorporation were duly adopted on the 14th day of April, 1998. The amendment was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders. The necessary votes were cast in favor of the amendment.

               Article I is hereby amended to read as follows:

                       ARTICLE I

               The name of the Corporation is
               North Country Financial Corporation.


                             Signed this 18th day of August, 1998.


                             By:  /s/Ronald G. Ford
                             -------------------------
                             Ronald G. Ford, President
                             and Chief Executive Officer

               CERTIFICATE OF AMENDMENT
           TO THE ARTICLES OF INCORPORATION


          Pursuant to the provisions of Act 284, Public
Acts of 1972 (profit corporations), or Act 162, Public
Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

     1.   The present name of the corporation is:
          North Country Financial Corporation

     2.   The identification number assigned by the Bureau is:  063 316

     3.   The location of the registered office is:

                           130 South Cedar
                           P.O. Box 369
                           Manistique, MI 49854

     4. The first paragraph of Article III of the Articles of Incorporation is hereby amended to read as follows:

               The total number of shares of
               all classes of stock which the
               corporation shall have
               authority to issue is
               18,500,000 shares of which
               18,000,000 shares shall be a
               single class of common stock
               and 500,000 shares shall be
               series preferred stock.

     5. The foregoing amendments to the Articles of Incorporation was duly adopted on the 11th day of August, 1998 by the shareholders if a profit corporation, or by the shareholders or members if a nonprofit corporation at a meeting. The necessary votes were cast in favor of the amendment.


                             Signed this 11th day of August, 1998.


                             By:  /s/Ronald G. Ford
                             -------------------------
                             Ronald G. Ford, President
                             and Chief Executive Officer